 Exhibit 99.1
AzurRx BioPharma Closes $15.2 Million Private Placement and $6.9 Million Convertible Note Exchange

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Private placement resulting in gross cash proceeds of $15.2 million to advance two Phase 2 clinical trials of MS1819 in patients with cystic fibrosis
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Exchange of $6.9 million principal amount of outstanding promissory notes into private placement strengthens balance sheet

BROOKLYN, N.Y., July 20, 2020 (GLOBE NEWSWIRE) -- AzurRx BioPharma (NASDAQ: AZRX), (“AzurRx” or the “Company”), today announced that on July 16, 2020, it entered into a Convertible Preferred Stock and Warrant Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited and institutional investors relating to the private placement (the “Private Placement”) of certain shares of convertible preferred stock and warrants for cash and in exchange for certain outstanding promissory notes as described below.

Pursuant to the Purchase Agreement, the Company issued an aggregate of 2,912.583124 shares of Series B Convertible Preferred Stock (the “Series B Preferred Stock”), at a price of $7,700.00 per share, initially convertible into an aggregate of 29,125,833 shares of the Company’s common stock (the “Common Stock”) at $0.77 per share, together with warrants (the “Series B Warrants”) to purchase an aggregate of 14,562,957 shares of Common Stock at an exercise price of $0.85 per share and a term of five years. The gross cash proceeds of the Private Placement were approximately $15.2 million, before deducting placement agent compensation and other offering expenses.

Additionally, in connection with the Private Placement, the Company entered into an exchange addendum to the Purchase Agreement with certain investors, relating to the exchange of, as consideration in the Private Placement, of approximately $6.9 million aggregate in principal amount, plus all accrued and unpaid interest thereon, of its outstanding Senior Convertible Promissory Notes (the “Promissory Notes”), originally due in September 2020 (the “Exchange”). As additional consideration for entering into the Exchange, the Company also issued to those investors certain additional warrants (the “Exchange Warrants”) to purchase an aggregate of 1,772,972 shares of Common Stock. The Exchange Warrants have the same terms as the Series B Warrants. The Company anticipates prepaying the outstanding balance of $25,000 aggregate principal amount of Promissory Notes, together with accrued and unpaid interest thereon through such prepayment date, held by non-participating holders in the Exchange, following which no Promissory Notes will remain outstanding.

“We are excited to have attracted the support of both new and existing investors for this financing, which funds our two Phase 2 clinical trials and Phase 3 preparations. In addition, the promissory note exchange furthers strengthens our balance sheet by removing $6.9 million in near-term debt obligations,” said James Sapirstein, Chief Executive Officer of AzurRx. “We thank the team at Alexander Capital for their continued support of the Company and their dedication to making these transactions a success.”

AzurRx currently intends to use the net cash proceeds from the Private Placement for research and development expenses associated with its continuing clinical development and testing of MS1819 and for other general corporate purposes and capital expenditures.

Alexander Capital L.P. acted as sole placement agent for the Private Placement and financial advisor for the Exchange.

Pursuant to the Private Placement and the Purchase Agreement, and for purposes of complying with Nasdaq Listing Rule 5635(c) and 5635(d), the Company is required to hold a meeting of its stockholders not later than 60 days following the closing of the Private Placement to seek approval (the “Stockholder Approval”) for, among other things, the issuance of shares of Common Stock upon full conversion of the Series B Preferred Stock and full exercise of the Series B Warrants and the Exchange Warrants, which the Company will include in the matters to be voted on at its upcoming annual meeting.

The Company simultaneously announced that its annual meeting of stockholders for 2020 (the “Annual Meeting”) will be held on September 11, 2020 at 9:00 a.m., Eastern Time at the offices of Lowenstein Sandler LLP located at One Lowenstein Drive, Roseland, New Jersey, 07068, or at such other time and location to be determined by the authorized officers of the Company and set forth in the Company's proxy statement for the Annual Meeting, and established July 31, 2020, as the record date for determining stockholders entitled to notice of, and to vote at, the 2020 Annual Meeting.

Because the date of the 2020 Annual Meeting will be more than 30 days from the anniversary of the Company’s 2019 annual meeting of stockholders, the deadline for submission of proposals by stockholders for inclusion in the Company’s proxy materials in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will be 5:00 p.m. Eastern Time on July 24, 2020 (the “Proposal Deadline”), which the Company has determined to be a reasonable time before it expects to begin to print and distribute its proxy materials prior to the 2020 Annual Meeting. Any such proposal must also meet the requirements set forth in the rules and regulations of the Exchange Act in order to be eligible for inclusion in the proxy materials for the 2020 Annual Meeting, and should be sent in writing to the Corporate Secretary at the following address: AzurRx BioPharma, Inc., Attention: Chief Financial Officer, 760 Parkside Avenue, Downstate Biotechnology Incubator, Suite 304, Brooklyn, NY 11226.

The securities sold in the Private Placement have not been registered under the Securities Act of 1933, as amended, or any state or other applicable jurisdiction’s securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state or other jurisdictions’ securities laws. The Company has agreed to file a registration statement with the U.S. Securities and Exchange Commission (SEC) registering the resale of the securities sold in the private placement no later than 10 days after the closing of the private placement and cause such registration statement to be declared effective by the SEC promptly following the Stockholder Approval, but in no event later than 30 days after the date of the Stockholder Approval (or 60 days after the date of the Stockholder Approval if the SEC conducts a full review of the registration statement). Any offering of the securities under the resale registration statement will only be made by means of a prospectus.

For more information regarding the Private Placement and Exchange, please see our Form 8-K filed with the SEC on or about July 20, 2020.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities described herein, nor shall there be any offer, solicitation or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About AzurRx BioPharma, Inc.
AzurRx BioPharma, Inc. (NASDAQ:AZRX) is a biopharmaceutical company specialized in the research and development of non-systemic biologics for gastrointestinal disorders. The Company is focused on the development of its lead drug candidate, MS1819, a recombinant lipase enzyme for the treatment of exocrine pancreatic insufficiency (EPI) associated with cystic fibrosis (CF) and chronic pancreatitis (CP). AzurRx is currently conducting two Phase 2 clinical trials of MS1819: the OPTION 2 monotherapy trial, and the Combination therapy trial, consisting of MS1819 in conjunction with porcine-derived pancreatic enzyme replacement therapy, the current standard of care. The Company is headquartered in New York, NY, with scientific operations based in Langlade, France and clinical operations in Hayward, California. Additional information on the Company can be found at www.azurrx.com.

Forward-Looking Statements
This press release may contain certain statements relating to future results which are forward-looking statements. These statements are not historical facts, but instead represent only the Company’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Additional information concerning the Company and its business, including a discussion of factors that could materially affect the Company’s financial results, including those related to the clinical development of MS1819, the results of its clinical trials, and the impact of the coronavirus (COVID-19) pandemic on the Company’s operations and current and planned clinical trials, including, but not limited to delays in clinical trial recruitment and participation are contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 under the heading “Risk Factors,” as well as the Company’s subsequent filings with the Securities and Exchange Commission. All forward-looking statements included in this press release are made only as of the date of this press release, and we do not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware.

Additional Information about the Private Placement and the Exchange and Where to Find It
The Company will file with the SEC and mail to its stockholders a proxy statement in connection with the Private Placement and the Exchange. THE PROXY STATEMENT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, THE PRIVATE PLACEMENT, THE EXCHANGE AND RELATED MATTERS. INVESTORS AND OTHER SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY WHEN IT IS AVAILABLE. Investors and other security holders will be able to obtain free copies of the proxy statement and other documents filed with the SEC by the Company through the SEC’s website at www.sec.gov. In addition, Investors and other security holders will be able to obtain free copies of the proxy statement from the Company by contacting the Chief Financial Officer at (646) 699-7855. The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies with respect to Private Placement and the Exchange. Additional information regarding interests of such participants is included in the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2019, which was filed with the SEC on March 30, 2020 and amended on April 29, 2020.

For more information:

AzurRx BioPharma, Inc.
760 Parkside Avenue, Suite 304
Brooklyn, NY 11226
Phone: 646-699-7855
info@azurrx.com

Investor Relations contact:

LifeSci Advisors, LLC.
Hans Vitzthum, Managing Director
1 International Place, Suite 1480
Boston, MA 02110
Phone: 617-430-7578
hans@lifesciadvisors.com